FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES

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OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE

                                  July 3, 2000






Dennis Engh, President
Utah Clay Technology, Inc.
3985 South 2000 East
Salt Lake City, UT   84124

                         Re: Utah Clay Technology, Inc.

Dear Mr. Engh:

     I have reviewed the Form SB-2 Registration Statement of Utah Clay Technology, Inc. and am of the opinion, based upon Utah general corporation law, that the 590,000 shares of Common Stock being registered have been legally issued, are fully paid, and are non-assessable.

                                               Sincerely,


                                               /s/ Thomas J. Kenan

                                               Thomas J. Kenan







                                                                     Exhibit 5.1
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